UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2008

Noven Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17254	59-2767632
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11960 S.W. 144th Street, Miami, Florida		33186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-253-5099

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On March 12, 2008, Noven Pharmaceuticals, Inc. ("Noven") issued a press release: (i) announcing its intention to file a Form 12b-25 with the Securities and Exchange Commission ("SEC") to extend the due date for the filing of its 2007 Annual Report on Form 10-K until April 1, 2008 in order to address an open accounting matter raised in an SEC comment letter; and (ii) providing certain preliminary unaudited information for the quarter and year ended December 31, 2007. The press release, a copy of which is attached hereto as Exhibit 99.1, is "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Noven cautions readers that the financial information provided in the press release is preliminary and unaudited. Noven’s actual results for 2007 would be materially different than the preliminary unaudited information in the press release if Noven is required to change its revenue recognition accounting policy for upfront and other milestone payments. Such a change in accounting policy would also likely result in a restatement of Noven’s financial results for 2006 and/or other periods.

Pursuant to this Current Report on Form 8-K, Noven is clarifying a statement made in the press release with respect to the expected impact on Noven's cash flow and liquidity if Noven is required to change its revenue recognition policy. Noven is clarifying that Noven's cash flow and liquidity could be affected since certain milestone payments could, for federal and state income tax purposes, be included in taxable income as of an earlier date, in which case Noven could be subject to interest and penalties for late tax payments related to previous years, and could be required to pay for 2007 certain taxes that it planned to pay in 2008.

Item 7.01 Regulation FD Disclosure.

On March 12, 2008, Noven Pharmaceuticals, Inc. ("Noven") issued a press release: (i) announcing its intention to file a Form 12b-25 with the Securities and Exchange Commission ("SEC") to extend the due date for the filing of its 2007 Annual Report on Form 10-K until April 1, 2008 in order to address an open accounting matter raised in an SEC comment letter; and (ii) providing certain preliminary unaudited information for the quarter and year ended December 31, 2007. The press release, a copy of which is attached hereto as Exhibit 99.1, is "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Noven cautions readers that the financial information provided in the press release is preliminary and unaudited. Noven’s actual results for 2007 would be materially different than the preliminary unaudited information in the press release if Noven is required to change its revenue recognition accounting policy for upfront and other milestone payments. Such a change in accounting policy would also likely result in a restatement of Noven’s financial results for 2006 and/or other periods.

Pursuant to this Current Report on Form 8-K, Noven is clarifying a statement made in the press release with respect to the expected impact on Noven's cash flow and liquidity if Noven is required to change its revenue recognition policy. Noven is clarifying that Noven's cash flow and liquidity could be affected since certain milestone payments could, for federal and state income tax purposes, be included in taxable income as of an earlier date, in which case Noven could be subject to interest and penalties for late tax payments related to previous years, and could be required to pay for 2007 certain taxes that it planned to pay in 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noven Pharmaceuticals, Inc.

March 17, 2008	By:	/s/ Jeff Mihm

Name: Jeff Mihm
Title: Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Noven Pharmaceuticals, Inc., dated March 12, 2008